SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2005

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

a.	On January 3, 2005, WesBanco, Inc. ("WesBanco") issued a press release announcing that it completed the acquisition of Winton Financial Corporation ("Winton") and the merger of Winton’s affiliate, Winton Savings and Loan Company, with and into WesBanco’s affiliate, WesBanco Bank, Inc. in accordance with the Agreement and Plan of Merger dated August 25, 2004. The press release is attached hereto as Exhibit 99.1. A copy of the Agreement and Plan of Merger are filed as Exhibit 2.1 to this report.
b.	As of September 30, 2004, Winton had total assets of approximately $551.8 million, deposits of $364.8 million and stockholders’ equity of $48.4 million, and operated through 7 branch offices, 2 loan production offices and 8 ATM’s.

c.	Prior to the execution of the Agreement and Plan of Merger, there were no material relationships between WesBanco and Winton.

d.
The aggregate purchase price, using WesBanco’s closing stock price of $31.97 per share at December 31, 2004, for the acquisition was approximately $118.0 million for Winton’s 5,069,824 shares of common stock outstanding at December 31, 2004 plus an additional 175,060 outstanding options. The purchase price is subject to post-closing adjustments. For each share of Winton common stock that a Winton shareholder owned they were entitled to elect to receive either $20.75 in cash or 0.755 shares of WesBanco common stock, subject to certain limitations. The exchange was structured as a 60% stock and 40% cash transaction. The purchase was funded through the issuance of approximately 2,297,000 authorized and newly issued shares of WesBanco common stock (excluding stock options) with the balance of the purchase price paid from WesBanco’s available cash and $20 million funded by a line of credit with an independent commercial bank.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

d)	On January 3, 2005, WesBanco announced the appointment of Henry Schulhoff to the Board of Directors of WesBanco, Inc. pursuant to the Agreement and Plan of Merger dated August 25, 2004. Mr. Schulhoff was the Chairman of the Board of Directors of Winton Financial Corporation, a position he has held since 2003. Mr. Schulhoff was on the Board of Directors at Winton Financial Corporation since 1989. Mr. Schulhoff, age 60, is currently the president of Schulhoff & Company, Inc., a registered investment advisory firm that he founded in 1976. Mr. Schulhoff is a 1966 graduate of Xavier University and has 38 years experience in security analysis and portfolio management. Schulhoff & Company, Inc. is not a subsidiary, parent or affiliate of WesBanco or any of WesBanco’s subsidiaries. Currently, Mr. Schulhoff has no related transactions with WesBanco or any of WesBanco’s subsidiaries. Mr. Schulhoff has no family relationships with any Director or Executive Officer of WesBanco or any of WesBanco’s subsidiaries.

The press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

a)	Not Applicable
b)	Not Applicable
c)	Exhibits - the following exhibits are included with this report

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated August 25, 2004, by and between WesBanco, Inc., WesBanco Bank, Inc., Winton Financial Corporation and Winton Savings and Loan Co.
(incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 27, 2004).

99.1	Press release dated January 3, 2005 announcing the completion of the acquisition of Winton Financial Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

January 6, 2005	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer